PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income
(in thousands)
(Unaudited)

	Three Months Ended
	February 2,		January 27,
	2014		2013
	$	%	$	%
GAAP Operating Income	$5,630	5.6%	$5,192	5.2%
(a) Joint venture transaction expenses	437	0.4	—	—

Non-GAAP Operating Income	$6,067	6.0%	$5,192	5.2%

(a)	Represents transaction expenses in connection with the pending joint venture with DNP Photomask Technology Taiwan Co., Ltd., a wholly-owned subsidiary of Dai Nippon Printing Co., Ltd.